Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-198778) of Zhaopin Limited of our report dated October 13, 2016, relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

October 13, 2016

普华永道中天会计师事务所(特殊普通合伙)北京分所

PricewaterhouseCoopers Zhong Tian LLP, Beijing Branch, 26/F Office Tower A

Beijing Fortune Plaza, 7 Dongsanhuan Zhong Road, Chaoyang District, Beijing 100020, PRC

T: +86 (10) 6533 8888, F: +86 (10) 6533 8800, www.pwccn.com